EXHIBIT 32

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the President, Chief Executive Officer and principal financial officer of Unique Underwriters, Inc. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of Unique Underwriters, Inc. for the fiscal year ended June 30, 2014.

The undersigned certifies that such 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Unique Underwriters, Inc as of June 30, 2014.

This Certification is executed as of  January 7, 2015.

By:	/s/ Roberto Luciano
Roberto Luciano Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer